                                                                    EXHIBIT 7(b)


                                  REGISTRANT'S
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements give effect to the sale by Registrant of the operating assets of the Rehab Companies for $5,500,000 in cash. The unaudited pro forma balance sheet reflects the disposition of these assets as of December 31, 1998. The unaudited pro forma statements of income reflect the results of operations of Registrant after giving effect to the operations which were generated by the assets sold for the six months ended December 31, 1998 and the year ended June 30, 1998 as if the disposition had occurred on July 1, 1998 and February 13, 1998, the date the Rehab Companies were acquired by Registrant, respectively.

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 1998

                                                                          (A)
                                                                         Rehab
                                                                       Companies
                                                                      Assets Sold/
                                                                       Liabilities     Pro Forma
                                                       Continucare       Assumed       Adjustments      Pro Forma
                                                        ----------      ---------    ---------------    ----------
Current assets
  Cash and cash equivalents                            $ 3,867,146    $              $ 1,450,000 (B)   4 5,317,146
  Accounts receivable, net                               9,660,111      5,881,590             --         3,778,521
  Other receivables                                      1,037,921         40,544             --           997,377
  Prepaid expenses and other assets                        429,914        113,945             --           315,969
  Income taxes receivable                                       --             --             --                --
                                                        ----------    -----------    -----------        ----------
     Total current assets                               14,995,092      6,036,079      1,450,000        10,409,013

Notes receivable, net                                    1,584,069             --             --         1,584,069
Equipment, furniture and leasehold improvements, net     3,760,672      1,946,886             --         1,813,786
Cost in excess of net tangible assets aquired, net      37,289,038      5,834,126             --        31,454,912
Other intangible assets, net                             9,983,190             --             --         9,983,190
Deferred financing costs                                 3,087,656             --             --         3,087,656
Other assets, net                                           96,827             --             --            96,827
                                                        ----------    -----------    -----------        ----------
           Total assets                                $70,796,544    $13,817,091    $ 1,450,000       $58,429,453
                                                        ==========    ===========    ===========        ==========

Current liabilities
  Accounts payable                                       1,530,406        249,483        100,000 (C)     1,380,923
  Accrued expenses                                       6,986,034      1,239,559             --         5,746,475
  Medical claims payable                                 2,512,417             --             --         2,512,417
  Current portion of long term debt                      6,996,170             --     (4,000,000)(B)     2,996,170
  Accrued interest payable                                 634,077             --             --           634,077
  Current portion of capital lease obligations              49,676         27,771             --            21,905
                                                        ----------    -----------    -----------        ----------
     Total current liabilities                          18,708,780      1,516,813     (3,900,000)       13,291,967

Long term debt                                           3,639,917             --             --         3,639,917
Convertible subordinated notes payable                  45,000,000             --             --        45,000,000
Deferred tax liability                                     954,894             --             --           954,894
Obligations under capital lease                            364,715             --             --           364,715
                                                        ----------    -----------    -----------        ----------
           Total liabilities                            68,668,306      1,516,813     (3,900,000)       63,251,493
                                                        ----------    -----------    -----------        ----------

Commitments and contingencies

Shareholders' equity
  Common stock; $0.0001 par value;
     100,000,000 shares authorized,
     16,661,283 shares issued and
     13,731,283 shares outstanding                           1,462             --             --             1,462
  Additional paid in capital                            32,910,465             --             --        32,910,465
  Deficit                                              (25,541,009)            --     (6,950,278)(D)   (32,491,287)
  Treasury stock (2,930,000 shares)                     (5,242,680)            --             --        (5,242,680)
                                                        ----------    -----------    -----------        ----------
     Total shareholders' equity/(deficit)                2,128,238             --     (6,950,278)       (4,822,040)

                                                        ----------    -----------    -----------        ----------
     Total liabilities and shareholders' equity        $70,796,544    $ 1,516,813   $(10,850,278)      $58,429,453
                                                        ==========    ===========    ===========        ==========

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED DECEMBER 31, 1998





                                                                   Rehab           Pro Forma
                                                Continucare       Companies       Adjustments       Pro Forma
                                               -------------    -------------     ------------    -------------
Operations continuing
  Revenue
    Medical services, net                      $  99,236,792    $   9,369,801               --    $  89,866,991
    Management fees                                  549,680               --               --          549,680
                                               -------------    -------------     ------------    -------------
      Subtotal                                    99,786,472        9,369,801               --       90,416,671

  Expenses
    Medical services                              86,639,284        5,660,408               --       80,978,876
    Payroll and employee benefits                  7,249,389        1,631,137               --        5,618,252
    Provision for bad debt                         1,730,592          632,112               --        1,098,480
    Professional fees                                658,645           59,117               --          599,528
    General and administrative                     5,454,699        1,818,101               --        3,636,598
    Depreciation and amortization                  2,899,307          560,267               --        2,339,040
                                               -------------    -------------     ------------    -------------
                                                 104,631,916       10,361,142               --       94,270,774

Operations disposed of
    Revenues                                       1,924,092               --               --        1,924,092
    Expenses                                       3,641,081               --               --        3,641,081
                                               -------------    -------------     ------------    -------------
      Subtotal                                    (1,716,989)              --               --       (1,716,989)
                                               -------------    -------------     ------------    -------------

    Loss from operations                          (6,562,433)        (991,341)              --       (5,571,092)

    Other income/(expenses)
      Interest income                                 71,555            3,092               --           68,463
      Interest expense                            (2,397,207)          (2,837)              --       (2,394,370)
      Loss on sale of subsidiary                  (4,152,250)              --               --       (4,152,250)
                                               -------------    -------------     ------------    -------------

    Loss before income taxes                     (13,040,335)        (991,086)              --      (12,049,249)
    Provision/benefit for income taxes                    --               --               --               --
                                               -------------    -------------     ------------    -------------

    Net loss before
      extraordinary items                      $ (13,040,335)   $    (991,086)    $         --    $ (12,049,249)
                                               =============    =============     ============    =============

    Net loss before extraordinary items
      Basic                                    $       (0.91)                                     $       (0.84)
      Diluted                                  $       (0.91)                                     $       (0.84)
    Shares used in earnings per share
     calculations
      Basic                                       14,340,311                                         14,340,311
      Diluted                                     14,340,311                                         14,340,311

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 1998




                                                                Rehab          Pro Forma
                                             Continucare      Companies       Adjustments        Pro Forma
                                             ------------    ------------     -----------       ------------
Operations continuing
  Revenue
    Medical services, net                    $ 63,088,911    $  9,569,943                       $ 53,518,968
    Management fees                             1,233,284         296,523                            936,761
                                             ------------    ------------     -----------       ------------
      Subtotal                                 64,322,195       9,866,466              --         54,455,729

  Expenses
    Medical services                           44,380,226       5,487,178                         38,893,048
    Payroll and employee benefits              13,681,854       2,132,307                         11,549,547
    Provision for bad debt                      1,953,013         144,645                          1,808,368
    Professional fees                           1,637,957              --                          1,637,957
    General and administrative                  8,435,001       1,546,940                          6,888,061
    Depreciation and amortization               3,247,717         380,154                          2,867,563
                                             ------------    ------------     -----------       ------------
                                               73,335,768       9,691,224              --         63,644,544

Operations disposed of
  Revenues                                      1,262,098                                          1,262,098
  Expenses                                      2,348,019                                          2,348,019
                                             ------------    ------------     -----------       ------------
    Subtotal                                   (1,085,921)             --              --         (1,085,921)
  Provision for notes receivable                3,825,203                                          3,825,203
                                             ------------    ------------     -----------       ------------
    Subtotal                                   (4,911,124)             --              --         (4,911,124)
                                             ------------    ------------     -----------       ------------

  (Loss) / income from operations             (13,924,697)        175,242              --        (14,099,939)

  Other income / (expenses)
    Interest income                               932,397          12,705                            919,692
    Interest expense                           (3,007,331)         (6,292)                        (3,001,039)
    Other                                         107,696                                            107,696
                                             ------------    ------------     -----------       ------------

  (Loss) / income before income taxes         (15,891,935)        181,655              --        (16,073,590)
  Benefit for income taxes                       (909,000)                                          (909,000)

                                             ------------    ------------     -----------       ------------
  Net (loss) / income                        $(14,982,935)   $    181,655     $        --       $(15,164,590)
                                             ============    ============     ===========       ============

  Net loss per share
    Basic                                    $      (1.20)                                      $      (1.21)
    Diluted                                  $      (1.20)                                      $      (1.21)
  Shares used in earnings per share
   calculations
    Basic                                      12,517,503                                         12,517,503
    Diluted                                    12,517,503                                         12,517,503

CONTINUCARE CORPORATION
FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS
(UNAUDITED)

(A) Represents the assets sold or liabilities assumed by Kessler, excludes aproximately $1.4 million of liabilities not assumed by Kessler

(B)      Represents the net cash proceeds from the disposition.

(C)      Estimated cost related to the disposition.

(D) The loss on the disposition of the Rehab Companies which results from the excess of the net book value of the assets sold and the liabilities assumed over the sales price, plus any associated costs of the transaction.